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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Statement of Additional Information constituting part of this Amendment No. 7 to the registration statement on Form N-1A of our report dated December 5, 1997, relating to the financial statements and financial highlights of Van Kampen American Capital Small Capitalization Fund, which appears in such Statement of Additional Information. We also consent to the reference to us in Item 16(h) in such Statement of Additional Information.




/s/  PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
--------------------

Chicago, Illinois
February 12, 1998